Exhibit 99.13

Media Contact:

Jessica A. Wharton, Manager of Marketing and Public Affairs

Newport News/ Williamsburg International Airport

900 Bland Boulevard

Newport News, VA 23602

Phone: 757/877-0221     Fax: 757/877-6369

NEWS RELEASE

For Immediate Release

NEWPORT NEWS/WILLIAMSBURG

INTERNATIONAL AIRPORT - AIRTRAN AIRWAYS

HAVE PASSENGER GROWTH

NEWPORT NEWS, VA, March 1, 2007 – More than 68,000 passengers used Newport News/Williamsburg International Airport (NNWIA) during the month of January.

Jim Smith, Executive Director of the Peninsula Airport Commission (PAC), said:

“AirTran Airways new service to Ft. Lauderdale helped us to an improved January. AirTran Airways now serves five destinations non-stop from our airport. We conducted an economic impact study last year that revealed a benefit to Southern Virginia exceeding $370 million annually from our airport. Since AirTran Airways market share here exceeds 50%, it’s safe to say that AirTran Airways has an economic value to our community exceeding $180 million annually. We were among the top five fastest-growing airports in the United States 2001 through last year. As we celebrate the 400th anniversary of the founding of Jamestown this year, we expect more visitors to experience our low fares and great air service. AirTran Airways is a major sponsor of this significant event and celebrates its 12th year of service here this summer.”

-more-

Additional information about the Newport News/Williamsburg International Airport can be found at www.flynewportnews.com. Newport News/Williamsburg International Airport, the smart way to fly!

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